UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On January 30, 2026, Eightco Holdings Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a certificate of conversion, and on February 2, 2026, the Company filed with the Secretary of State of the State of Texas (i) a certificate of conversion with a plan of conversion (the “Plan of Conversion”), pursuant to which the redomestication of the Company from the State of Delaware to the State of Texas (the “Redomestication”) became effective on February 2, 2026 (the “Effective Time”), and (ii) a certificate of formation (the “Texas Charter”). At the Effective Time:

●	the Company’s state of incorporation changed from the State of Delaware to the State of Texas; and
●	the affairs of the Company ceased to be governed by the laws of the State of Delaware and the Company’s existing certificate of incorporation, as amended, and instead became governed by the laws of the State of Texas and the Texas Charter filed with the Secretary of State of the State of Texas.

On February 5, 2026, the affairs of the Company ceased to be governed by the Company’s bylaws and instead became governed by the amended and restated bylaws approved by the Company’s board of directors (the “Texas Bylaws”).

The Redomestication did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Redomestication). The Redomestication did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.

At the Effective Time, (i) each outstanding share of common stock, par value $0.001 per share, of the Delaware corporation (the “Delaware Corporation Common Stock”) automatically converted into one outstanding share of common stock, par value $0.001 per share, of the Texas corporation (the “Texas Corporation Common Stock”). Stockholders of the Company do not have to exchange their existing stock certificates for new stock certificates. The Company’s equity incentive plans were assumed by the Texas corporation, and each outstanding restricted stock unit award, option or right to acquire shares of Delaware Corporation Common Stock continued in existence and automatically became a restricted stock unit award, option or right to acquire an equal number of shares of Texas Corporation Common Stock under the same terms and conditions (with no adjustments, in the case of options, to the per-share exercise price of the award). The shares of the Texas Corporation Common Stock continue to be traded on the Nasdaq Capital Market under the symbol “ORBS”. The CUSIP number for the Texas Corporation Common Stock remains 22890A302.

Certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Texas Charter, Texas Bylaws and the effects of the Redomestication is set forth in the Proxy Statement filed by the Company with the Securities and Exchange Commission on December 1, 2025. Copies of the Plan of Conversion, Texas Charter and Texas Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Certificate of Formation of Eightco Holdings Inc.
3.2	Amended and Restated Bylaws of Eightco Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2026	EIGHTCO HOLDINGS INC.

	By:	/s/ Brett Vroman
Brett Vroman
Chief Financial Officer